Exhibit 5







                                                                  April 18, 2001


CII Financial, Inc.
2716 North Tenaya Way
Las Vegas, Nevada 89128

                  Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

                  We have acted as counsel to CII Financial, Inc., a California corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4, including the exhibits thereto (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Securities Act"), for the proposed issuance by the Company of up to $20,000,000 of 9% Senior Debentures (the "Debentures").

                  The Debentures will be issued under an Indenture (the "Indenture"), to be entered into the Company and Wells Fargo Bank Minnesota, N.A., a national banking association, as Trustee, which will be filed with the Commission as an Exhibit to the Registration Statement.

                  In connection with this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Certificate of Incorporation of the Company, the By-Laws of the Company, the Indenture, and such other documents, records and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion.

                  In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural person the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or Photostat copies, and the authenticity of the originals of such latter documents.

CII Financial, Inc.
April 18, 2001
Page 2





Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the following opinion that :

         (1) The Company is a corporation duly organized and validly existing under the laws of the State of California.

         (2) The Debentures have been duly authorized by all requisite corporate action of the Company and, when issued and authenticated in accordance with the terms of the Indenture, such Debentures will constitute legal, valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms.

                  Our opinions set forth above are subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  We are expressing the opinions above as members of the Bars of the States of California and New York and express no opinion as to any law other than the laws of the States of California and New York.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "Legal Matters" in the prospectus that is part of such Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,


                                         Morgan, Lewis & Bockius LLP